UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of report (Date of earliest event reported):
                                 April 16, 2007


                      NORTH ATLANTIC HOLDING COMPANY, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

               333-115587                             20-0709285
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        (Commission File Number)           (IRS Employer Identification No.)

       3029 West Muhammad Ali Boulevard
       Louisville, Kentucky                                     40212
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    (Address of Principal Executive Offices)                 (Zip Code)

                                 (502) 778-4421
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a)
      As previously reported, on April 2, 2007, Mr. Lawrence S. Wexler was appointed President and Chief Executive Officer of North Atlantic Trading Company, Inc. ("NATC") and Mr. Jack Africk was appointed President and Chief Executive Officer of North Atlantic Holding Company, Inc., the corporate parent of NATC ("NAHC" and, together with NATC, the "Companies"), each effective as of April 16, 2007. In connection therewith, on April 2, 2007, Mr. Douglas P. Rosefsky resigned as President and Chief Executive Officer of each of the Companies, effective as of the close of business on April 15, 2007. Mr. Rosefsky was appointed President and Chief Executive Officer of the Companies pursuant to an amended and restated letter agreement between the Companies and the management consulting firm of Alvarez & Marsal, LLC ("A&M"), dated April 11, 2005 (as amended by letter agreement dated June 26, 2006, the "A&M Agreement"), pursuant to which A&M, among other things, assists the Companies with the development and implementation of cost reduction and performance improvement opportunities and makes available to the Companies the services of Mr. Rosefsky, a managing director of A&M. As each of the Companies has appointed a new President and Chief Executive Officer and is no longer in need of Mr. Rosefsky's services in such capacities, on April 16, 2007, the Companies and A&M entered into an amendment (the "A&M Amendment") to the A&M Agreement.

      Pursuant to the A&M Amendment, Mr. Rosefsky will serve as an advisor to the Companies and an additional professional (the "Additional Professional") will serve as an advisor to, and, if requested by the Companies, Vice President Finance of, the Companies. The A&M Amendment further provides that, as of May 16, 2007, A&M will be paid at an hourly rate for Mr. Rosefsky's services and for the services of the Additional Professional, except that during a period of up to three months, which will terminate on August 15, 2007 or may be terminated prior to such date by NATC on 30 days written notice, compensation for the Additional Professional shall be fixed at a monthly rate.

      The foregoing summary of certain terms of the A&M Amendment is qualified in its entirety by reference to the full text of the A&M Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)
      On April 16, 2007, the Companies and Mr. Wexler entered into an amendment (the "Wexler Amendment") to the Employment Agreement between NAHC and Mr. Wexler, dated June 8, 2006 (the "Wexler Employment Agreement"). Pursuant to the Wexler Amendment, Mr. Wexler will serve as President and Chief Executive Officer of NATC and National Tobacco Company, LP, a subsidiary of NATC, and, if requested by the Board of Directors of NATC, other subsidiaries of NATC. The Wexler Amendment increases Mr. Wexler's annual salary to $415,000 and increases his annual bonus target to seventy five percent (75%) of annual salary, paid


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solely at the discretion of the Board of Directors of NATC, based upon the achievement of certain performance goals established by the Vice Chairman of the Board. Mr. Wexler will also be eligible to receive a grant or option to acquire up to 21,868 shares of common stock of NAHC on terms determined by the Board of Directors of NAHC in its discretion. All other terms of the Wexler Employment Agreement remain unchanged.

      The foregoing summary of certain terms of the Wexler Amendment is qualified in its entirety by reference to the full text of the Wexler Amendment, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits.

      10.1 Amendment, dated April 16, 2007, to the Amended and Restated Letter Agreement, dated April 11, 2005, between North Atlantic Trading Company, Inc., North Atlantic Holding Company, Inc. and Alvarez & Marsal, LLC.

      10.2 Amendment, dated April 16, 2007, between North Atlantic Trading Company, Inc., North Atlantic Holding Company, Inc. and Lawrence S. Wexler, to the Employment Agreement, dated June 8, 2006, between North Atlantic Holding Company, Inc. and Lawrence S. Wexler.

















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



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NORTH ATLANTIC HOLDING COMPANY, INC.


                                    By:   /s/ Brian C. Harriss
                                         -------------------------------------
                                    Name:  Brian C. Harriss
                                    Title: Senior Vice President and Chief
                                           Financial Officer


Date: April 20, 2007

















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                                  EXHIBIT INDEX

      No.   Description
      ---   -----------

      10.1 Amendment, dated April 16, 2007, to the Amended and Restated Letter Agreement, dated April 11, 2005, between North Atlantic Trading Company, Inc., North Atlantic Holding Company, Inc. and Alvarez & Marsal, LLC.

      10.2 Amendment, dated April 16, 2007, between North Atlantic Trading Company, Inc., North Atlantic Holding Company, Inc. and Lawrence S. Wexler, to the Employment Agreement, dated June 8, 2006, between North Atlantic Holding Company, Inc. and Lawrence S. Wexler.
























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